EXHIBIT 99.1

News Release

NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo (650) 294-7778

FOR IMMEDIATE RELEASE

March 12, 2004

BAY VIEW CAPITAL ANNOUNCES RESIGNATION OF JAMES A. BADAME

     San Mateo, California – Bay View Capital Corporation (the “Company”) announced today that James A. Badame, President of Bay View Acceptance Corporation (“BVAC”), the Company’s automobile finance subsidiary, will resign for personal reasons effective March 19, 2004. The Company has retained a recruiting firm to search for Mr. Badame’s replacement. Until his replacement is found, Charles G. Cooper, the Company’s President and Chief Executive Officer, will serve as interim President of BVAC.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit www.bayviewcapital.com.